Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Denison Mines Corp. of our report dated March 8, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is filed as an exhibit to Denison Mines Corp.'s Annual Report on Form 40-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
May 3, 2018